Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Openwave Systems Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-109547, 333-130042) and Form S-8 (Nos. 333-140691, 333-131008, 333-128926, 333-115081, 333-97925, 333-84522, 333-81215, 333-67200, 333-67186, 333-54726, 333-46142, 333-44926, 333-40850, 333-40840, 333-36832, 333-35394) of Openwave Systems Inc. of our reports dated August 29, 2007 with respect to the consolidated balance sheets of Openwave Systems Inc. and subsidiaries as of June 30, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2007, management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2007, and the effectiveness of internal control over financial reporting as of June 30, 2007, which reports appear in the June 30, 2007 annual report on Form 10-K of Openwave Systems Inc.

As discussed in Note 1(k) to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standard No. 123(R), Share Based Payments, on July 1, 2005.

/s/ KPMG LLP

Mountain View, California

August 29, 2007